Exhibit 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is entered into as of November 15, 2005 by and between Aston Capital Partners L.P., a Delaware limited partnership (“Aston”), and Viisage Technology, Inc., a Delaware corporation (“Viisage”).

Introduction

L-1 Investment Partners LLC (“L-1), Integrated Biometric Technology, Inc. (“Holding”) and Integrated Biometric Technology, LLC, (“Target”) have entered into a Membership Interest Purchase Agreement dated as of November 4, 2005 (the “Purchase Agreement”) pursuant to which Aston agreed to purchase membership interests of the Target which would result in Aston owning an aggregate of sixty percent (60%) of the issued and outstanding membership interests of the Target upon the consummation of such purchase (collectively, the “Units”) for an aggregate purchase price of $35,000,000. L-1 subsequently assigned all of it rights under the Purchase Agreement to Aston. The parties desire that Aston transfer the Units and assign all of its rights and obligations under the Purchase Agreement (collectively, the “Purchased Assets”) to Viisage, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Sale and Assignment. Aston hereby agrees to sell, convey, transfer, assign and deliver to Viisage and its successors and assigns forever, all of the Purchased Assets and any other debt and equity interests owned by Aston in the Target, free and clear of all liens, claims, security interests, mortgages, charges, encumbrances and other restrictions.

2. Assumption. Viisage does hereby assume and agree to pay when due, perform and discharge all obligations of Aston (the “Assumed Obligations”) to the maximum extent permitted under the Purchase Agreement.

3. Consideration. As consideration for the Purchased Assets, at the closing, Viisage shall pay to Aston via wire transfer or such other arrangement as may be mutually agreed to by the parties $35,000,000 plus an additional amount which amount shall equal any and all loans, advances and/or capital contributions made by Aston to the Target, provided that Aston shall not provide any such loans, advances and/or capital contributions to the Target without Viisage’s prior written approval.

4. Closing Conditions; Closing. The consummation of the transactions contemplated hereby are subject to the following conditions to closing: (i) Aston shall have consummated its acquisition of the Units from Holding, (ii) Viisage and Holding shall have consummated the transactions contemplated by the Agreement and Plan of Merger between Viisage, Holding, Target and the stockholders of Holding (the “Merger Agreement”) on terms satisfactory to Viisage, (iii) Aston shall have consummated its investment of $100 million in Viisage in accordance with the Investment Agreement, (iv) the representations and warranties of the parties hereunder shall be true and correct as of the closing date. The closing of the transactions contemplated hereby will take place at Choate, Hall & Stewart in Boston, Massachusetts on or before December 31, 2005, or such other time and place as may be mutually agreed to by the parties, provided that all conditions set forth herein have either been satisfied or, in the case of conditions not satisfied, waived in writing by the party entitled to the benefit of such conditions.

5. Representations and Warranties.

(a) Aston hereby represents and warrants to Viisage as follows:

(i) Aston is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with full limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(ii) This Agreement and the transactions contemplated hereby have been duly and validly approved by the members of Aston and no other proceedings on the part of Aston are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Aston and constitutes the legal, valid and binding obligation of Aston, enforceable in accordance with its respective terms, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency and other similar laws relating to creditors’ rights.

(iii) The execution, delivery and performance by Aston of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with any provision of the organizational documents of Aston or any agreement, contract or commitment to which Aston is a party or by which it is bound; or (ii) to Aston’s knowledge, violate in any material respect any provision or requirement of any domestic or foreign, national, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any governmental entity applicable to Aston.

(iv) Aston has delivered to Viisage a true and complete copy of the Purchase Agreement and such agreement reflects the entire agreement of the parties thereto with respect to the subject matter thereof. The Purchase Agreement remains in full force and effect and, to the knowledge of Aston, none of the parties thereto are in breach or default of such agreement.

(v) At the closing Aston will be the beneficial owner of the Purchased Assets, free and clear of all liens, claims, security interests, mortgages, charges, encumbrances and other restrictions.

(b) Viisage hereby represents and warrants to Aston as follows:

(i) Viisage is corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(ii) This Agreement and the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Viisage and no other proceedings on the part of Viisage are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Viisage and constitutes the legal, valid and binding obligation of Viisage, enforceable in accordance with its respective terms, except as such enforceability may be limited by general principles of equity and bankruptcy, insolvency and other similar laws relating to creditors’ rights.

(iii) The execution, delivery and performance by Viisage of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (i) violate or conflict with any provision of the organizational documents of Viisage or any agreement, contract or commitment to which Viisage is a party or by which it is bound; or (ii) to Viisage’s knowledge, violate in any material respect any provision or requirement of any domestic or foreign, national, state or local law, statute, judgment, order, writ, injunction, decree, award, rule, or regulation of any governmental entity applicable to Viisage.

(iv) Viisage has sufficient knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Units, has independently conducted its own due diligence with respect to the business, financial condition, and prospects of the Target, and acknowledges that Aston makes no representation or warranty whatsoever with respect to the business, financial condition, or prospects of the Target. Viisage also hereby makes the same investor representations to Aston with respect to the membership interests of Target that were made by Aston in Section 3.5 of the Purchase Agreement, provided that Viisage may assign any of the Purchased Assets to a wholly-owned subsidiary of Viisage.

6. Survival. The representations and warranties made in this Agreement shall survive any investigation made by any party hereto and the closing of the transactions contemplated hereby until the expiration of the applicable statute of limitations.

7. Indemnification. Each of the parties (the “Indemnifying Party”) shall indemnify, defend, reimburse and hold harmless the other party, and the officers, directors, employees and agents of the other party (the “Indemnitees”), from and against any and all claims, losses, damages, liabilities, obligations, assessments, penalties and interest, demands, actions and expenses, whether direct or indirect, known or unknown, absolute or contingent (including, without limitation, settlement costs and any legal, accounting and other expenses for investigating or defending any actions or threatened actions) reasonably incurred by any such Indemnitee, arising out of or in connection with any of the following any breach, untruth and/or or inaccuracy of any representation, warranty, obligation and/ or covenant made by the Indemnifying Party under this Agreement.

8. Further Assurances. The parties hereby covenant and agree to execute all such further bills of sale, assignments, instruments of transfer and agreements and take (or cause to be taken) all such further actions as may reasonably be necessary in order to transfer more fully and effectively the Purchased Assets to, and to facilitate the assumption of the Assumed Obligations by, Viisage, its successors and assigns.

9. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of Aston and Viisage and to their respective successors and assigns, and shall be construed and enforced in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof.

10. No Impairment of Purchase Agreement. This Agreement shall not be construed as a waiver of, or to limit, terminate, modify or derogate from the representations, warranties, covenants and agreements set forth in the Purchase Agreement.

11. No Waiver of Merger Agreement Condition. Without the consent of Aston, Viisage shall not waive the closing condition set forth in Section 6.2(i) and 6.2 (j) of the Merger Agreement with respect to the consummation of Aston’s investment of $100 million in Viisage in accordance with the Investment Agreement.

12. Counterparts. This Agreement may be executed by facsimile, in two or more counterparts, and with counterpart signature pages, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as a sealed instrument as of the date first above written.

ASTON CAPITAL PARTNERS, L.P.

By:	/s/ James DePalma
Name:	James DePalma
Title:	General Partner

VIISAGE TECHNOLOGY, INC.

By:	/s/ Bernard C. Bailey
Name:	Bernard C. Bailey
Title:	President and CEO

Signature Page - Assignment and Assumption Agreement